UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

PURADYN FILTER TECHNOLOGIES INCORPORATED

(Name of Registrant As Specified in Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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LEGEND TO OPEN ITEMS:

PURADYN FILTER TECHNOLOGIES INCORPORATED

2017 High Ridge Road

Boynton Beach, Florida 33426

Telephone: 561-547-9499

Dear Stockholders:

We are writing to advise you that our Board of Directors and the holders of a majority of our outstanding common stock have approved:

•	an amendment to our Certificate of Incorporation to increase the number of our authorized shares of common stock from 50,000,000 shares to 100,000,000 shares (the “Charter Amendment”), and

•	our 2010 Stock Option Plan (the “2010 Plan”).

These actions were approved on May 23, 2011 by our Board of Directors. In addition, the holders of a majority of our issued and outstanding voting securities have approved these actions by written consent in lieu of a special meeting effective June [X], 2011 in accordance with the relevant sections of Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about June [X], 2011.

Please feel free to call us at 561-547-9499 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in Puradyn Filter Technologies Incorporated.

For the Board of Directors of
PURADYN FILTER TECHNOLOGIES INCORPORATED

June [X], 2011	By:	/s/ Joseph V. Vittoria
Joseph V. Vittoria, Chairman and Chief Executive Officer

PURADYN FILTER TECHNOLOGIES INCORPORATED

2017 High Ridge Road

Boynton Beach, Florida 33426

INFORMATION STATEMENT REGARDING ACTION TO BE TAKEN BY WRITTEN
CONSENT OF MAJORITY STOCKHOLDERS

IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the stockholders of Puradyn Filter Technologies Incorporated in connection with the written consent of the holders of a majority of our issued and outstanding voting securities approving the Charter Amendment and the 2010 Plan. This action was approved by our Board of Directors on May 23, 2011 and on June [X], 2011 the holders of approximately 50.46% of our issued and outstanding common stock, being our only class of voting securities, consented to these actions by a written consent in lieu of a special meeting of stockholders in accordance with the Delaware General Corporation Law.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities.

This Information Statement, which is first being mailed on or about June [X], 2011, is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

OUR PRINCIPAL STOCKHOLDERS

Our voting securities are comprised of our common stock and at May 31, 2011 we had 46,555,593 shares of our common stock issued and outstanding. The holders of our shares of common stock are entitled to one vote for each outstanding share on all matters submitted to our stockholders. The following table contains information regarding record ownership of our common stock as of May 31, 2011 held by:

•	persons who own beneficially more than 5% of our outstanding voting securities,
•	our directors,
•	named executive officers, and
•	all of our directors and named executive officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from May 31, 2011, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 2017 High Ridge Road, Boynton Beach, Florida 33426.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class

Joseph V. Vittoria (1)	6,033,691	12.8%
Kevin G. Kroger (2)	892,709	1.9%
Alan J. Sandler (3)	183,392	*
Lieutenant General John S. Caldwell, Jr., US Army (retired)(4)	72,500	*
Forrest D. Hayes (5)	30,000	*
Dominick Telesco (6)	6,494,188	13.7%
Dr. Charles W. Walton (7)	422,857	*
All officers and directors as a group (seven persons) (1)(2)(3)(4)(5)(6)(7)	14,129,337	29.1%
Quantum Industrial Partners, LDC (8)	4,570,000	9.8%
Glenhill Capital Management, LP (9)	3,863,904	8.3%

*	represents less than 1%

(1)	The number of shares beneficially owned by Mr. Vittoria includes:

	•	warrants to purchase 80,000 shares of common stock at $1.25 per share exercisable through November 15, 2011;
	•	warrants to purchase 150,000 shares of common stock at $1.25 per share exercisable through March 19, 2013;
	•	warrants to purchase 71,429 shares of common stock at $1.25 per share exercisable through March 20, 2013;
	•	warrants to purchase 80,645 shares of common stock at $1.25 per share exercisable through April 4, 2013;
	•	warrants to purchase 86,207 shares of common stock at $1.25 per share exercisable through May 19, 2013;
	•	warrants to purchase 92,593 shares of common stock at $0.50 per share exercisable through July 17, 2014;
	•	warrants to purchase 21,008 shares of common stock at $0.50 per share exercisable through August 6, 2015; and
	•	warrants to purchase 20,492 shares of common stock at $0.50 per share exercisable through January 10, 2016.

(2)	The number of shares beneficially owned by Mr. Kroger includes:

	•	options to purchase 100,000 shares of common stock at $1.70 per share exercisable through January 7, 2013;
	•	options to purchase 75,000 shares of common stock at $0.26 per share exercisable through June 10, 2018; and
	•	options to purchase 25,000 shares of common stock at $0.21 per share exercisable through September 8, 2020.

The number of shares beneficially owned by Mr. Kroger excludes unvested options to purchase 25,000 shares of common stock at an exercise price of $0.26 per share exercisable through June 10, 2018, unvested options to purchase 75,000 shares of common stock at $0.21 per share exercisable through September 8, 2020; and unvested options to purchase 150,000 shares of common stock exercisable at $0.28 per share through February 4, 2021.

(3)            The number of shares beneficially owned by Mr. Sandler includes:

•	options to purchase 50,000 shares of common stock at $0.30 per share exercisable through August 5, 2018, and
•	options to purchase 75,000 shares of common stock at $0.26 per share exercisable through June 10, 2018.

The number of shares beneficially owned by Mr. Sandler excludes unvested options to purchase 25,000 shares of common stock at $0.26 per share exercisable through June 10, 2018, unvested options to purchase 50,000 shares of common stock at $0.30 per share through August 5, 2018, unvested options to purchase 75,000 shares of common stock at an exercise price of $0.21 per share exercisable through September 8, 2010 and unvested options to purchase 75,000 shares of common stock at $0.28 per share through February 4, 2021.

(4)             The number of shares beneficially owned by General Caldwell includes:

•	options to purchase 7,500 shares of common stock at $0.37 per share exercisable through August 25, 2011;
•	options to purchase 50,000 shares of common stock at $0.97 per share exercisable through March 9, 2015,
•	options to purchase 7,500 shares of common stock at $0.37 per share exercisable through August 25, 2012; and
•	options to purchase 7,500 shares of common stock at $0.38 per share exercisable through September 22, 2013.

The number of shares beneficially owned by General Caldwell excludes unvested options to purchase 7,500 shares of common stock at $0.23 per share exercisable through August 25, 2015 and unvested options to purchase 7,500 shares of common stock at $0.34 per share exercisable through August 25, 2014.

(5)             The number of shares beneficially owned by Mr. Hayes includes:

•	options to purchase 10,000 shares of common stock at $0.37 per share exercisable through November 10, 2011;
•	options to purchase 10,000 shares of common stock at $0.37 per share exercisable through November 10, 2012; and
•	options to purchase 10,000 shares of common stock at $0.38 per share exercisable through September 22, 2013.

The number of shares beneficially owned by Mr. Hayes excludes unvested options to purchase 10,000 shares of common stock at $0.27 per share exercisable through November 10, 2015 and unvested options to purchase 10,000 shares of common stock at $0.25 per share through November 10, 2014.

(6)             The number of shares beneficially owned by Mr. Telesco includes shares of our common stock owned of record by Boxwood Association, Inc. over which he has voting and dispositive control, together with:

•	warrants to purchase 100,000 shares of common stock at $1.25 per share exercisable through October 1, 2011;
•	warrants to purchase 150,000 shares of common stock at $1.25 per share exercisable through March 19, 2013;
•	warrants to purchase 81,967 shares of common stock at $1.25 per share exercisable through May 14, 2013;
•	warrants to purchase 92,593 shares of common stock at $1.25 per share exercisable through July 1, 2013;
•	warrants to purchase 208,333 shares of common stock at $1.25 per share exercisable through November 20, 2013;
•	warrants to purchase 100,000 shares of common stock at $0.50 per share exercisable through February 3, 2014;
•	warrants to purchase 138,889 shares of common stock at $0.50 per share exercisable through May 6, 2014;
•	warrants to purchase 18,727 shares of common stock at $0.50 per share exercisable through January 24, 2016;
•	options to purchase 5,000 shares of common stock at $0.66 per share exercisable through December 18, 2011;
•	options to purchase 5,000 shares of common stock at $0.47 per share exercisable through December 17, 2012; and
•	options to purchase 5,000 shares of common stock at $0.47 per share exercisable through December 19, 2013.

The number of shares beneficially owned by Mr. Telesco excludes unvested options to purchase 5,000 shares of common stock at $0.16 per share exercisable through December 18, 2014 and unvested options to purchase 5,000 shares of common stock at $0.28 per share exercisable through December 17, 2015.

(7)             The number of shares beneficially owned by Dr. Walton includes:

•	warrants to purchase 21,429 shares of common stock at $1.25 per share exercisable through October 1, 2011;
•	options to purchase 7,500 shares of common stock at $0.37 per share exercisable through August 25, 2011;
•	options to purchase 7,500 shares of common stock at $0.37 per share exercisable through August 25, 2012; and
•	options to purchase 7,500 shares of common stock at $0.38 per share exercisable through September 22, 2013.

The number of shares beneficially owned by Dr. Walton excludes unvested options to purchase 7,500 shares of common stock at $0.23 per share exercisable through August 25, 2015 and unvested options to purchase 7,500 shares of common stock at $0.34 per share exercisable through August 25, 2014.

(8)             The address for Quantum Industrial Partners, LDC is c/o Curacao Corporation Company, N.V., Kaya Flamboyan, Willenstad Curacao, Netherlands, Antilles.

(9)             The address for Glenhill Capital Management, LP is 598 Madison Avenue, 12th Floor, New York, NY 10022. The number of shares beneficially owned by Glenhill Capital Management, LP includes warrants to purchase 89,286 shares of common stock at $1.25 per share exercisable through October 1, 2011.

APPROVAL OF THE CHARTER AMENDMENT

Our authorized capital currently consists of 50,000,000 shares of common stock, par value $0.001 per share, and 500,000 shares of preferred stock, par value $0.001 per share. The preferred stock is issuable in such series, and with such designations, rights and preferences, as our Board of Directors may determine from time to time without the consent of our stockholders. As of June 14, 2011 we have not designated any series of preferred stock. The Charter Amendment will not make any changes in the authorized preferred stock.

As of May 31, 2011, there were 46,555,593 shares of our common stock outstanding, options and warrants to purchase 7,579,777 shares of our common stock outstanding and an additional 2,543,611 shares reserved for issuance under the 2010 Plan. The additional shares of common stock authorized under the Charter Amendment would be identical to the shares of common stock now authorized. Holders of common stock do not have preemptive rights to subscribe for additional securities, which may be issued by our company.

The form of Charter Amendment to be filed with the Secretary of State of Delaware as describe later in this section is included as Exhibit A to this Information Statement. The purpose of the increase in the number of authorized shares of our common stock is to make additional shares available for use by our Board of Directors as it deems appropriate or necessary. The additional shares could be used, among other things, for public or private financings to raise additional capital, for the declaration of stock splits or stock dividends, for acquisitions of other companies, for the expansion of business operations, or for the issuance of stock under warrants granted or to be granted in the future. We will need to raise additional capital during 2011 in order to fund our operations and we anticipate that funding will come through the sale of equity securities or securities that are convertible into equity securities. However, we have no specific plans or agreements at this time with respect to any additional financing transactions and no assurances can be given that a financing transaction or transactions will take place or will be available on terms that are favorable to our company. There are currently no plans, agreements, arrangements, or understanding, for the issuance of additional shares of common stock.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing holders of common stock and may adversely affect the market price of our common stock. The increase in the authorized number of shares of our common stock could also have an anti-takeover effect as the availability for issuance of additional shares of common stock could discourage, or make more difficult, efforts to obtain control of our company. For example, without further stockholder approval, the Board of Directors could strategically sell common shares in a private transaction to purchasers who would oppose a takeover. In addition, because stockholders do not have preemptive rights under our Certificate of Incorporation, the rights of existing stockholders may (depending on the particular circumstances in which the additional common shares are issued) be diluted by any such issuance and increase the potential cost to acquire control of our company. Although the Board of Directors was motivated by business and financial considerations in adopting the Charter Amendment, and not by the threat of any attempt to accumulate shares or otherwise gain control of our company, stockholders should nevertheless be aware that approval of the Charter Amendment could facilitate our efforts to deter or prevent changes of control in the future. The Board of Directors does not intend to issue any additional common shares except on terms that it deems to be in the best interest of our company and our stockholders.

The laws of the State of Delaware require that, in order for us to amend our Certificate of Incorporation through the Charter Amendment, the amendment must be approved by the affirmative vote of the holders of a majority of our common shares. The Charter Amendment was approved on June [X], 2011. The Charter Amendment will become effective on the effective date of the applicable certificate of amendment to our Certificate of Incorporation with the office of the Department of State of the State of Delaware, which we would expect to be 20 days after this Information Statement was first mailed to our stockholders. However, the exact timing of the filing of the Charter Amendment will be determined by the Board of Directors based upon its evaluation as to when such action will be most advantageous to us and our stockholders, and the Board of Directors reserves the right to delay filing the amendment for up to 12 months following stockholder approval thereof. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the filing of the Charter Amendment if, at any time prior to filing the amendment, the Board of Directors, in its sole discretion, determines that it is no longer in the best interests of our company and our stockholders.

APPROVAL OF THE 2010 PLAN

On July 29, 2010, our Board of Directors authorized the 2010 Plan. Our Board of Directors adopted the 2010 Plan to permit us to offer to our employees, officers, directors and consultants whose past, present and/or potential contributions to our company have been, are or likely to be, important to our success an opportunity to acquire a proprietary interest in our company. We believe that the types of long-term incentive awards that may be provided under the 2010 Plan will enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of our businesses.

The 2010 Plan authorizes the grant of:

•	options which quality as “incentive stock options” (“ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”); and
•	options which do not qualify as ISOs (“non-qualified options” or “NSOs”).

A copy of the 2010 Plan is included as Exhibit B to this Information Statement.

The issuance of grants under the 2010 Plan will be made to persons who are closely related to us and who provide bona fide services to us in connection with our business. We have currently reserved 4,000,000 of our authorized but unissued shares of common stock for issuance under the 2010 Plan and as of May 31, 2011 we have granted options to purchase an aggregate of 1,456,389 shares under the 2010 Plan with exercise prices ranging from $0.197 to $0.28 per share.

Under the Code, unless the 2010 Plan was approved by our stockholders by July 29, 2011, which was one year from the date of adoption by our Board of Directors, no ISOs may be granted and all ISOs that may have been previously granted would automatically be converted into non-qualified options. We obtained stockholder consent of the 2010 Plan so that we might continue to grant ISOs.

The 2010 Plan is administered by our Board of Directors or the Compensation Committee of the Board of Directors (the "Committee"). The Board of Directors or the Committee determines from time to time to whom plan options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such options shall be granted, the type of options to be granted, the dates such plan options become exercisable, the number of shares subject to each option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the 2010 Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Board or Committee.

The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

The exercise price per share for each NSO granted cannot be less 75% of the fair market value of our common stock on the date of grant and the exercise price per share for each ISO granted cannot be less than the fair market value per share of common stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of our company, the price per share cannot be less than 110% of the fair market value per share of common stock on the date of grant.

In the event of any stock split of our outstanding common stock, the Board of Directors in its discretion may elect to maintain the stated amount of shares reserved under the 2010 Plan without giving effect to such stock split. The 2010 Plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to unexercised options and in the purchase price per share under such options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each option granted under the 2010 Plan will terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each participant holding an option, and each such participant will have the right, during the period of 30 days preceding such termination, to exercise the participant's option, in whole or in part, including as to options not otherwise exercisable.

Plan options are exercisable by delivery of written notice to us stating the number of shares with respect to which the option is being exercised, together with full payment of the purchase price therefor. Payment for the exercise price of the plan option can be in cash, check, certified or bank cashier's check, promissory note secured by the shares issued through exercise of the related options, shares of common stock or in such other form or combination of forms which shall be acceptable to the Board of Directors or the Committee; provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the Board or Committee that such loan or guarantee is reasonably expected to benefit us.

All plan options are non-assignable and non-transferable except by will or by the laws of descent and distribution and during the lifetime of the optionee may be exercised only by such optionee. If an optionee dies while our employee or within three months after termination of employment by us because of disability, or retirement or otherwise, such options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of death or termination of employment, by the person or persons to whom the optionee's right under the option pass by will or applicable law, or if no such person has such right, by his executors or administrators.

In the event of termination of employment because of death while an employee or because of disability, the optionee's options may be exercised not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the option or one year after the optionee's death, whichever date is earlier. If an optionee's employment by us terminates because of disability and such optionee has not died within the following three months, the options may be exercised, to the extent that the optionee shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the option or one year after termination of employment, whichever date is earlier.

If an optionee’s employment should terminate by reason of his/her retirement in accordance with the terms of any tax-qualified retirement plans for our company or with the consent of the Board or the Committee or involuntarily other than by termination for cause, and such optionee has not died within the following three months, he may exercise his or her option to the extent the optionee shall have been entitled to do so at the date of the termination of employment, at any time and from to time, but not later than the expiration date specified in the option or 30 days after termination of employment, whichever date is earlier. If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the option shall terminate at date of such termination of employment.

The Board of Directors or Committee may amend, suspend or terminate the 2010 Plan at any time; however, no such action may prejudice the rights of any holder of a stock grant or optionee who has prior thereto been granted options under the plan. In addition, no amendment may be made to the 2010 Plan which has the effect of increasing the aggregate number of shares subject to this plan (except for adjustments due to changes in our capitalization) or changing the definition of "eligible person" under the plan unless and until approved by our stockholders, if required, in the same manner as approval of the 2010 Plan. Any such termination of the 2010 Plan shall not affect the validity of any options previously granted thereunder. Unless the 2010 Plan shall have earlier been suspended or terminated by the Board of Directors, the plan will terminate on July 29, 2020.

DISSENTER’S RIGHTS

No dissenter’s rights are afforded to our stockholders under Delaware law as a result of the adoption of the Charter Amendment or the 2010 Plan.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers deliver a single information statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, or if you currently receive multiple information statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to, Puradyn Filter Technologies Incorporated, 2017 High Ridge Road, Boynton Beach, Florida 33426 Attention: Corporate Secretary, or by faxing a communication to (561) 547-2360.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E. Room 1580 Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1 202 551 8090 for further information on the operations of the public reference facilities.

BY ORDER OF THE BOARD OF DIRECTORS:

PURADYN FILTER TECHNOLOGIES INCORPORATED

	By:	/s/ Joseph V. Vittoria
June [X], 2011	Joseph V. Vittoria, Chairman and CEO

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

PURADYN FILTER TECHNOLOGIES INCORPORATED

(A Delaware Corporation)

Pursuant to Section 242 of the Delaware General Corporations Law, the undersigned, being the Chairman and Chief Executive Officer of Puradyn Filter Technologies Incorporated, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED, that the Certificate of Incorporation of the Corporation, as amended, shall be further amended by deleting the first paragraph of Article V Capital Stock and replacing it as follows:

The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 100,500,000 of which 100,000,000 are to be shares of Common Stock, $.001 par value per share, and of which 500,000 are to be shares of Preferred Stock, $.001 par value per share. The shares may be issued by the Corporation from time to time as approved by the Board of Directors of the Corporation without the approval of the stockholders.

FURTHER RESOLVED, except for the deletion and substitution of the first paragraph of Article V Capital Stock of the Corporation’s Certificate of Incorporation, as amended, all other provisions of the Corporation’s Certificate of Incorporation, as amended, shall remain in full force and effect.

The foregoing resolution and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to a written consent of the Directors of the Corporation dated May 23, 2011 in accordance with Section 141 of the Delaware General Corporation Law, and by the written consent dated June [X], 2011 of the holders of shares of the Corporation’s voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Joseph V. Vittoria, its Chief Executive Officer, this ______ day of _________, 2011.

Puradyn Filter Technologies Incorporated

By:
Joseph V. Vittoria, Chairman and CEO

1

EXHIBIT B

PURADYN FILTER TECHNOLOGIES INCORPORATED

2010 STOCK OPTION PLAN

1.

Grant of Options; General.  In accordance with the provisions hereinafter set forth in this stock option plan, the name of which is the Puradyn Filter Technologies Incorporated 2010 Stock Option Plan (the ‘Plan’), the Board of Directors (the ‘Board’) or, the Compensation Committee (the ‘Committee’) of Puradyn Filter Technologies Incorporated (‘the Corporation’) is hereby authorized to issue from time to time on the Corporations behalf to any one or more Eligible Persons, as hereinafter defined, options to acquire shares of the Corporation’s $.001 par value common stock (the ‘Stock’).

2.

Type of Options.  The Board or the Committee is authorized to issue options which meet the requirements of Section §422 of the Internal Revenue Code of 1986, as amended (the ‘Code’), which options are hereinafter referred to collectively as ISOs, or singularly as an ISO.  The Board or the Committee is also, in its discretion, authorized to issue options which are not ISOs, which options are hereinafter referred to collectively as NSOs, or singularly as an NSO.  Except where the context indicates to the contrary, the term ‘Option’ or ‘Options’ mean ISOs and NSOs.

3.

Amount of Stock.  The aggregate number of shares of Stock which may be purchased pursuant to the exercise of Options shall be 2,000,000 shares.  Of this amount, the Board or the Committee shall have the power and authority to designate whether any Options so issued shall be ISOs or NSOs, subject to the restrictions on ISOs contained elsewhere herein.  If an Option ceases to be exercisable, in whole or in part, the shares of Stock underlying such Option shall continue to be available under this Plan.  Further, if shares of Stock are delivered to the Corporation as payment for shares of Stock purchased by the exercise of an Option granted under this Plan, such shares of Stock shall also be available under this Plan.  If there is any change in the number of shares of Stock on account of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares of Stock, or otherwise, the number of shares of Stock available for purchase upon the exercise of Options, the shares of Stock subject to any Option and the exercise price of any outstanding Option shall be appropriately adjusted by the Board or the Committee ; provided however that the Board or Committee shall in its sole discretion determine whether such change requires an adjustment in the aggregate number of shares reserved for issuance under the Plan or to retain the number of shares reserved and available under the Plan..  The Board or the Committee shall give notice of any adjustments to each Eligible Person granted an Option under this Plan, and such adjustments shall be effective and binding on all Eligible Persons.  If because of one or more recapitalizations, reorganizations or other corporate events, the holder of outstanding Stock receive something other than shares of Stock then, upon exercise of an Option, the Eligible Person will receive what the holder would have owned if the holder had exercised the Option immediately before the first such corporate event and not disposed of anything the holder received as a result of the corporate event.

4.	Eligible Persons.
	(a)	With respect to ISOs, an Eligible Person means any individual who is employed by the Corporation or by any subsidiary of the Corporation.
	(b)	With respect to NSOs, an Eligible Person means:
		i.	any individual who has been employed by the Corporation or by any subsidiary of the Corporation;
		ii.	any director of the Corporation or any subsidiary of the Corporation;
		iii.	any member of the Corporation’s advisory board member or of any of the Corporation’s subsidiary(ies); or
		iv.	any consultant of the Corporation or by any subsidiary of the Corporation.

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5.

Grant of Options.  The Board or the Committee has the right to issue the Options established by the Plan to Eligible Persons.  The Board or the Committee shall follow the procedures prescribed for it elsewhere in this Plan.  A grant of Options shall be set forth in writing signed on behalf of the Corporation or by a majority of the members of the Committee.  The writing shall identify whether the Option being granted is an ISO or an NSO and shall set forth the terms which govern the Option.  The terms shall be determined by the Board or the Committee, and may include, among other terms, the number of shares of Stock that may be acquired pursuant to the exercise of the Options, when the Options may be exercised, the period for which the Option is granted and including the expiration date, the effect on the Options if the Eligible Person terminated employment and whether the Eligible Person may deliver shares of Stock to pay for the shares of Stock to be purchased by the exercise of the Option.  However, no term shall be set forth in the writing which is inconsistent with ay of the terms of this Plan.  The terms of an Option granted to an Eligible Person may differ from the terms of an Option granted to another Eligible Person, and may differ from the terms of an earlier Option granted to the same Eligible Person.

6.	Option Price. The option price per share shall be determined by the Board or the Committee at the time any Option is granted, and shall be not less than:
	(a)	In the case of an ISO , the fair market value,
	(b)	In the case of an ISO granted to a 10% or greater stockholder, 110% of the fair market value, or
(c)

In the case of an NSO, not less than 75% of the fair market value (but in no event less than the par value) of one share of Stock on the date the Option is granted, as determined by the Board or the Committee.  Fair Market Value as used herein shall be:

i.

If shares of Stock shall be traded on an exchange or over the counter (OTC) market, the closing price or the closing bid price of such Stock on such exchange or OTC market on which such shares shall be traded on that date, or if such exchange of OTC market is closed or if no shares shall have traded on such date, on the last preceding date on which such shares shall have traded.

		ii.	If shares of Stock shall not be traded on an exchange or OTC market, the value as determined by the Board of Directors or the Committee of the Corporation.
7.

Purchase of Shares.  An Option shall be exercised by the tender to the Corporation of the full purchase price of the Stock with respect to which the Option is exercised and written notice of the exercise.  The purchase price of the Stock shall be in United States dollars, payable in cash or by check, or in property or Corporation stock, if so permitted by the Board or the Committee in accordance with the discretion granted in Paragraph 5 hereof, having a value equal to such purchase price. The Corporation shall not be required to issue or deliver any certificates for shares of Stock purchased upon the exercise of an Option prior to:

(a)

If requested by the Corporation, the filing with the Corporation by the Eligible Person of a representation in writing this is the Eligible Persons’ then present intention to acquire the Stock being purchased for investment and not for resale, and/or

	(b)	The completion of any registration or other qualification of such shares under any government regulatory body, which the Corporation shall determine to be necessary or advisable.

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8.

Compensation Committee.  The Committee may be appointed from time to time by the Corporation’s Board of Directors.  The Board may from time to time remove members from or add members to the Committee.  The Committee shall be constituted so as to permit the Plan to comply in all respects with the provisions set forth in Paragraph 19 herein.  The members of the Committee may elect one of its members as its chairman.  The Committee shall hold its meetings at such times and places as its chairman shall determine.  A majority of the Committee’s members present in person shall constitute a quorum for the transaction of business.  All determinations of the Committee will be made by the majority vote of the members constituting the quorum.  The members may participate in a meeting of the Committee by conference telephone of similar communications equipment by means of which all members participating in the meeting can hear each other.  Participation in a meeting in that manner will constitute presence in person at the meeting.  Any decision or determination reduced to writing and signed by all members of the Committee will be effective as if it had been made by a majority vote of all members of the Committee at a meeting which is duly called and held.

9.

Administration of Plan.  In addition to granting Options and to exercising the authority granted to it elsewhere in this Plan, the Board or the Committee is granted the full right and authority to interpret and construe the provisions of this Plan, promulgate, amend and rescind rules and procedures relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, consistent, however, with the intent of the Corporation that Options granted or awarded pursuant to the Plan comply with the provisions of Paragraph 19.  All determinations made by the Board or the Committee shall be final, binding and conclusive on all persons including the Eligible Person, the Corporation and its stockholders, employees, officers and directors and consultants.  No member of the Board or the committee will be liable for any act or omission in connection with the administration of the Plan unless it is attributable to that member’s willful misconduct.

10.	Provisions Applicable to ISOs. The following provisions shall apply to all ISOs granted by the Board or the Committee and are incorporated by reference into any writing granting and ISO:
	(a)	An ISO may only be granted within ten (10) years from July 29, 2010, the date that this Plan was originally adopted by the Corporation’s Board of Directors.
	(b)	An ISO may not be exercised after the expiration of ten (10) years from the date the ISO is granted.
	(c)	The option price may not be less than the FMV of the Stock at the time the ISO is granted.
(d)

An ISO is not transferrable by the Eligible Person to whom it is granted except by will, or the laws of descent and distribution, and is exercisable during his or her lifetime only by the Eligible Person.

(e)

If the Eligible Person receiving the ISO owns at the time of the grant stock possessing more than ten (10%) percents of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation (as those terms are defined in the Code), then the option price shall be at least 110% of the FMV of the Stock, and the ISO shall not be exercisable after the expiration of five (5) years from the date the ISO is granted.

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(f)

The aggregate FMV (determined at the time the ISO is granted) of the Stock with respect to which the ISO is first exercisable by the Eligible Person during any calendar year (under this Plan and any other incentive stock option plan of the Corporation) shall not exceed $100,000.

(g)

Even if the shares of Stock which are issued upon exercise of an ISO are sold within one year following the exercise of such ISO so that the sale constitutes a disqualifying disposition for ISO treatment under the Code, no provision of this Plan shall be construed as prohibiting such a sale.

(h)

This Plan was adopted by the Corporation July 29, 2010, by virtue of its approval by the Corporation’s Board of Directors.   Approval by a majority of the stockholders of the Corporation occurred on July 29, 2010, and an information statement furnished to inform the Corporation’s non-majority stockholders of the adoption of this Plan was mailed to all stockholders on July 29, 2010.

11.	Determination of Fair Market Value. In granting ISOs under this Plan, the Board or the Committee shall make a good faith determination as to the FMV of the Stock at the time of granting the ISO.
12.

Restrictions on Issuance of Stock.   The Corporation shall not be obligated to sell or issue any shares of Stock pursuant to the exercise of an Option unless the Stock with respect to which the Option is being exercised is at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and any other applicable laws, rules and regulation.  The Corporation may condition the exercise of an Option granted in accordance herewith upon receipt from the Eligible Person, or any other purchaser thereof, of a written representation that at the time of such exercise it is his or her then-present intention to acquire the shares of Stock for investment and not with a view to, or for sale in connection with, any distribution thereof; except that, in the case of a legal representative of an Eligible Person, ‘distribution’ shall be defined to exclude distribution by will or under the laws of descent and distribution.  Prior to issuing any shares of Stock pursuant to the exercise of an Option, the Corporation shall takes such steps as it deems necessary to satisfy any withholding tax obligations imposed upon it by any level of government.

13.	Exercise in the Event of Death or Termination of Employment.
	(a)	If an optionee shall die:
		i.	While an employee of the Corporation or a subsidiary, or
ii.

Within three months after termination of his employment with the Corporation or a subsidiary because of his/her disability, or retirement or otherwise, his/her Options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his death or such termination of employment, by the person or persons to whom the optionee’s right under the Option pass by will or applicable law, or if no such persona has such right, by his executors or administrators, at any time, or from time to time.  In the event of termination of employment because of his/her death while an employee or because of disability, his/her Options may be exercised not later than the expiration date specified in Paragraph 5 or one year after the optionee’s death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in Paragraph 5 hereof or one year after the optionee’s death, whichever date is earlier.

(b)

If an optionee’s employment by the Corporation or a Subsidiary shall terminate because of his disability and such optionee has not died within the following three months, he may exercise his Options, to the extent that he shall have been entitled to do so at the date of the termination of his employment, at any time, or from time to time, but not later than the expiration date specified in Paragraph 5 hereof or one year after termination of employment, whichever date is earlier.

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(c)

If an optionee’s employment shall terminate by reason of his/her retirement in accordance with the terms of the Corporation’s tax-qualified retirement plans or with the consent of the Board or the Committee or involuntarily other than by termination for cause,  and such optionee has not died within the following three months, he may exercise his Option to the extent he shall have been entitled to do so at the date of the termination of his employment, at any time and from to time, but not later than the expiration date specified in Paragraph 5 hereof or thirty (30) days after termination of employment, whichever date is earlier.  For purposes of this Paragraph 13, termination for cause shall mean termination of employment by reason of the optionee’s commission of a felony, frauds or willful misconduct which has resulted, or is likely to result, in substantial and material damage to the Corporation or a Subsidiary, all as the Board or the Committee in its sole discretion may determine.

(d)

If an optionee’s employment shall terminate for any reason other than death, disability, retirement or otherwise, all right to exercise his Option shall terminate at the date of such termination of employment.

14.

Corporate Events.  In the event of the proposed dissolution or liquidation of the Corporation, a proposed sale of all or substantially all of the assets of the Corporation, a merger or tender for the Corporation’s shares of Common Stock the Board of Directors shall declare that each Option granted under this Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of thirty (30) days preceding such termination, to exercise his Option as to all or any part of the shares of Stock covered thereby, including shares of Stock as to which such Option would not otherwise be exercisable.  Nothing set forth herein shall extend the term set for purchasing the shares of Stock set forth in the Option.

15.

No Guarantee of Employment.  Nothing in this Plan or in any writing granting an Option will confer upon any Eligible Person the right to continue in the employ of the Eligible Person’s employer, or will interfere with or restrict in any way the right of the Eligible Person’s employer to discharge such Eligible Person at any time for any reason whatsoever, with or without cause.

16.

Non-transferability.  No Option granted under the Plan shall be transferable other than by will or by the laws of descent and distribution.  During the lifetime of the optionee, an Option shall be exercisable only by him.

17.

No Rights as Stockholder.  No optionee shall have any rights as a stockholder with respect to any shares subject to his Option prior to the date of issuance to him of a certificate or certificates for such shares.

18.

Amendment and Discontinuance of Plan.  The Corporation’s Board of Directors may amend, suspend or discontinue this Plan at any time.  However, no such action may prejudice the rights of any Eligible Person who has prior thereto been granted Options under this Plan.  Further, no amendment to this Plan which has the effect of

	(a)	Increasing the aggregate number of shares of Stock subject to this Plan (except for adjustments pursuant to Paragraph 3 herein), or

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(b)

Changing the definition of Eligible Person under this Plan, may be effective unless and until approval of the stockholders of the Corporation is obtained in the same manner as approval of this Plan is required.  The Corporation’s Board of Directors is authorized to seek the approval of the Corporation’s stockholders for any other changes it proposes to make to this Plan which require such approval, however, the Board of Directors may modify the Plan, as necessary, to effectuate the intent of the Plan as a result of any changes in the tax, accounting or securities laws treatment of Eligible Persons and the Plan, subject to the provisions set forth in this Paragraph 18 and Paragraph 19.

19.

Compliance with Code.  The aspects of this Plan on ISOs are intended to comply in every respect with Section 422 of the Code and the regulations promulgated hereunder.  In the event any future statute or regulation shall modify the existing statute, the aspects of this Plan on ISOs shall be deemed to incorporate by reference such modification.  Any stock option agreement relating to any Option granted pursuant to this Plan outstanding and unexercised at the time any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification and no notice of such modification need by given to optionee.

If any provision of the aspects of this Plan on ISOs is determined to disqualify the shares purchasable pursuant to the Options granted under this Plan from the special tax treatment provided by Code Section 422, such provision shall be deemed null and void and to incorporate by reference the modification required to qualify the shares for said tax treatment.

20.

Compliance with Other Laws and Regulations.  The Plan, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver Stock under such options, shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.  The Corporation shall not be required to issue or deliver any certificates for shares of Stock prior to

	(a)	The listing of such shares on any stock exchange or over-the-counter market on which the Stock may then be listed and
(b)

The completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.  Moreover, no Option may be exercised if its exercise or the receipt of Stock pursuant thereto would be contrary to applicable laws.

21.

Disposition of Shares.  In the event any share of Stock acquired by an exercise of an ISO granted under the Plan shall be transferable other than by will or by the laws of descent and distribution within two years of the date such ISO was granted or within one year after the transfer of such Stock pursuant to such exercise, the optionee shall give prompt written notice thereof to the Corporation or the Committee.

22.	Name. The Plan shall be known as the ‘Puradyn Filter Technologies Incorporated 2010 Stock Option Plan.’
23.

Notices.  Any notice hereunder shall be in writing and sent by certified mail, return receipt requested or by facsimile transmission (with electronic or written confirmation of receipt) and when addressed to either the Corporation or the Committee shall be sent to it at the Corporation’s main office, 2017 High Ridge Road, Boynton Beach, FL 33426,  subject to the right of either party to designate at any time hereafter in writing some other address, facsimile number or  person to whose attention such notice shall be sent.

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24.

Headings.  The headings preceding the text of Sections and subparagraphs hereof are inserted solely for convenience of reference, and shall not constitute a part of this Plan nor shall they affect its meaning, construction or effect.

25.

Effective Date.  This Plan, the Puradyn Filter Technologies Incorporated 2010 Stock Option Plan, was adopted by the Board of Directors of the Corporation on July 29, 2010.  The effective date of the Plan shall be the same date.

26.	Governing Law. The Plan, and all Option agreements issued under the Plan, shall be governed by, and construed in accordance with, the laws of the State of Florida.

Dated as of July 29, 2010

Puradyn Filter Technologies Incorporated

/s/ Joseph V. Vittoria
By:	Joseph V. Vittoria
Its:	Chairman and Chief Executive Officer

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AMENDMENT NO. 1 TO THE

PURADYN FILTER TECHNOLOGIES INCORPORATED

2010 STOCK OPTION PLAN

Pursuant to the authority granted to the Board of Directors of Puradyn Filter Technologies Incorporated (the “Corporation”) pursuant to Section 18 of the 2010 Stock Option Plan (the “Plan”), by resolution of the Board of Directors on May 23, 2011 the number of shares reserved for issuance under the Plan was increased from 2,000,000 shares to 4,000,000 shares.  Accordingly, Section 3 of the Plan is hereby deleted in its entirety and substituted with the following:

3.             Amount of Stock.   The aggregate number of shares of Stock which may be purchased pursuant to the exercise of Options shall be 4,000,000 shares.  Of this amount, the Board or the Committee shall have the power and authority to designate whether any Options so issued shall be ISOs or NSOs, subject to the restrictions on ISOs contained elsewhere herein.  If an Option ceases to be exercisable, in whole or in part, the shares of Stock underlying such Option shall continue to be available under this Plan.  Further, if shares of Stock are delivered to the Corporation as payment for shares of Stock purchased by the exercise of an Option granted under this Plan, such shares of Stock shall also be available under this Plan.  If there is any change in the number of shares of Stock on account of the declaration of stock dividends, recapitalization resulting in stock split-ups, or combinations or exchanges of shares of Stock, or otherwise, the number of shares of Stock available for purchase upon the exercise of Options, the shares of Stock subject to any Option and the exercise price of any outstanding Option shall be appropriately adjusted by the Board or the Committee ; provided however that the Board or Committee shall in its sole discretion determine whether such change requires an adjustment in the aggregate number of shares reserved for issuance under the Plan or to retain the number of shares reserved and available under the Plan..  The Board or the Committee shall give notice of any adjustments to each Eligible Person granted an Option under this Plan, and such adjustments shall be effective and binding on all Eligible Persons.  If because of one or more recapitalizations, reorganizations or other corporate events, the holder of outstanding Stock receive something other than shares of Stock then, upon exercise of an Option, the Eligible Person will receive what the holder would have owned if the holder had exercised the Option immediately before the first such corporate event and not disposed of anything the holder received as a result of the corporate event.

Dated as of May 23, 2011

Puradyn Filter Technologies Incorporated

/s/ Joseph V. Vittoria
By:	Joseph V. Vittoria
Its:	Chairman and Chief Executive Officer

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